Exhibit 99.i

[LETTERHEAD OF VENABLE LLP]

January 21, 2009

Keeley Funds, Inc.

401 South LaSalle Street

Suite 1201

Chicago, Illinois 60605

Re:	Registration Statement on Form N-1A:
1933 Act File No.: 333-124430
1940 Act File No.: 811-21761

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 12 to the above-referenced Registration Statement of our opinion to Keeley Funds, Inc., dated December 21, 2007, previously filed as an exhibit to Post-Effective Amendment No. 9 to the above-referenced Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Venable LLP